Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Creatd, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable pursuant to the exercise of warrants by employees, directors, and consultants	(1)	Other	1,800,000	$0.3475	$625,500.00	0.0001531	$95.76
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable pursuant to the conversion of promissory notes	(2)	Other	176,200	0.3475	61,230.00	0.0001531	9.37
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable pursuant to certain securities purchase agreements, exercisable at a price of $1.00 per share, subject to customary adjustment provisions	(3)	Other	31,800	1.00	31,800.00	0.0001531	4.87
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable pursuant to those certain promissory notes dated between April 2 and 22, 2024, exercisable at a price of $0.26 per share, subject to customary adjustment provisions	(4)	Other	516,187	0.26	134,209.00	0.0001531	20.55
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable pursuant to the conversion of the December 2022 Convertible Loan Agreement as defined in the Company's financial statements	(5)	Other	5,125	0.3475	1,781.00	0.0001531	0.27
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable pursuant the conversion of notes payable, convertible at a price of $1.00 per share, subject to customary adjustment provisions, the effect of which has reduced the conversion price to $0.26	(6)	Other	336,875	0.3475	117,064.00	0.0001531	17.92
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable pursuant to that certain securities purchase agreement dated January 22, 2025, convertible immediately, at a price of $1.00 per share, subject to customary adjustment provisions	(7)	Other	150,000	$0.3475	$52,125.00	0.0001531	$7.98

Total Offering Amounts:							$1,023,709.00		156.72
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$156.72

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock (as defined below) being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of Common Stock as reported on the OTCPink Marketplace operated by OTC Markets Group Inc. on November 16, 2023.

The fee is calculated by multiplying the aggregate offering amount by $0.00014760, pursuant to Section 6(b) of the Securities Act of 1933.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock (as defined below) being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of Common Stock as reported on the OTCPink Marketplace operated by OTC Markets Group Inc. on November 16, 2023.

The fee is calculated by multiplying the aggregate offering amount by $0.00014760, pursuant to Section 6(b) of the Securities Act of 1933.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock (as defined below) being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of Common Stock as reported on the OTCPink Marketplace operated by OTC Markets Group Inc. on November 16, 2023.

The fee is calculated by multiplying the aggregate offering amount by $0.00014760, pursuant to Section 6(b) of the Securities Act of 1933.
(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock (as defined below) being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of Common Stock as reported on the OTCPink Marketplace operated by OTC Markets Group Inc. on November 16, 2023.

The fee is calculated by multiplying the aggregate offering amount by $0.00014760, pursuant to Section 6(b) of the Securities Act of 1933.
(5)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock (as defined below) being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of Common Stock as reported on the OTCPink Marketplace operated by OTC Markets Group Inc. on November 16, 2023.

The fee is calculated by multiplying the aggregate offering amount by $0.00014760, pursuant to Section 6(b) of the Securities Act of 1933.
(6)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock (as defined below) being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of Common Stock as reported on the OTCPink Marketplace operated by OTC Markets Group Inc. on November 16, 2023.

The fee is calculated by multiplying the aggregate offering amount by $0.00014760, pursuant to Section 6(b) of the Securities Act of 1933.
(7)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock (as defined below) being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of Common Stock as reported on the OTCPink Marketplace operated by OTC Markets Group Inc. on November 16, 2023.

The fee is calculated by multiplying the aggregate offering amount by $0.00014760, pursuant to Section 6(b) of the Securities Act of 1933.